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                                                                    EXHIBIT 23.3




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Accredo Health, Incorporated Executive Deferred Compensation Plan, of our report dated August 16, 2002, with respect to the 2002 and 2001 consolidated financial statements and schedule of Accredo Health, Incorporated included in its Annual Report (Form 10-K) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.



                                               /s/ ERNST & YOUNG  LLP


Memphis, Tennessee
December 16, 2003